UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2026

QVC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38654	23-2414041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Wilson Drive

West Chester, Pennsylvania 19380

(Address of principal executive offices, including zip code)

(484) 701-1000

(Registrant’s telephone number, including area code)

QVC, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QVCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K (the “Current Report”) filed by QVC Group, Inc. (f/k/a QVC, Inc.) (the “Company”) on April 20, 2026, on April 16, 2026, Old QVC Group, Inc. (f/k/a QVC Group, Inc.) (“Old QVC Group”) and certain of its affiliates, including the Company (collectively, the “Company Parties”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to implement a prepackaged chapter 11 plan of reorganization (the “Plan”). The Chapter 11 Cases were jointly administered for administrative purposes only under the caption In re: QVC Group, Inc., et al.

On July 20, 2026, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”), and on August 6, 2026 (the “Plan Effective Date”), the Plan became effective in accordance with its terms and the Company Parties emerged from bankruptcy.

Copies of the Confirmation Order and the Plan are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference.

Item 1.01 Entry into a Material Definitive Agreement.

New Debt Instruments

Takeback Notes Indenture

On the Plan Effective Date, in connection with the Plan, the Company issued $1,240,362,247 in aggregate principal amount of 10.000% First Lien Senior Secured Notes due 2032 (the “Takeback Notes”) as a component of the takeback debt issued under the Plan (the “Takeback Debt”). The Takeback Notes were issued pursuant to an indenture, dated as of the Plan Effective Date, among the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and notes collateral agent (the “Takeback Notes Indenture”). The Takeback Notes will mature on August 6, 2032 and will bear interest at a rate of 10.000% per annum, payable semi-annually in cash in arrears on August 15 and February 15 of each year, beginning on February 15, 2027. Interest on the Takeback Notes will start accruing from August 6, 2026. The Takeback Notes are guaranteed by certain subsidiaries of the Company and secured by first priority liens on and security interests in substantially all of the assets of the Company and applicable guarantors, in each case subject to the terms, conditions and exceptions set forth in the Takeback Notes Indenture.

The Company may redeem all or a portion of the Takeback Notes at any time at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the occurrence of specified kinds of change in control triggering events, the Company will make an offer to repurchase all outstanding Takeback Notes, at a purchase price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Takeback Notes Indenture contains certain events of default, and various customary affirmative and negative covenants, including, but not limited to, financial reporting requirements and limitations on certain restricted payments, distributions from subsidiaries, indebtedness, sale of assets, affiliate transactions and liens.

Term Loan Credit Agreement

On the Plan Effective Date, in connection with the Plan, the Company borrowed $84,637,736.20 in aggregate principal amount of first lien senior secured term loans (the “Takeback Loans”) as a component of the Takeback Debt. The Takeback Loans were issued pursuant to a senior secured credit agreement (the “Term Loan Credit Agreement”) with the lenders party thereto, Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, and Acquiom Agency Services LLC, as collateral agent. The proceeds of the Takeback Loans, together with cash on hand, were used to consummate the Transactions contemplated by the Plan.

The Takeback Loans will mature on the sixth anniversary of the Plan Effective Date. The Takeback Loans bear interest at a rate per annum equal to, at the Company’s option, either (a) Term SOFR plus 5.11885% per annum or (b) the Alternate Base Rate (as defined in the Term Loan Credit Agreement) plus 6.11885% per annum. The applicable margin is set such that the all-in rate (margin plus Term SOFR at the Plan Effective Date) equals 10%.

The obligations under the Term Loan Credit Agreement are guaranteed by certain subsidiaries of the Company and secured by first priority liens on and security interests in substantially all of the assets of the Company and applicable guarantors, in each case subject to the terms, conditions and exceptions set forth in the Term Loan Credit Agreement and related documents.

The Term Loan Credit Agreement contains certain representations and warranties, events of default and various customary affirmative and negative covenants, including financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments, investments (including acquisitions) and transactions with affiliates.

Exit ABL Credit Agreement

On the Plan Effective Date, in connection with the Plan, the Company entered into a senior secured revolving credit agreement (the “Exit ABL Credit Agreement”) with the lenders and issuing banks from time to time party thereto and GLAS USA LLC, as administrative agent, providing for a three-year asset-based revolving credit facility in an aggregate principal amount of up to $600.0 million (the “Exit ABL Facility”). The obligations under the Exit ABL Credit Agreement are expected to be guaranteed by certain subsidiaries of the Company and secured by liens on and security interests in substantially all of the assets of the Company and applicable guarantors, in each case subject to the terms, conditions and exceptions set forth in the Exit ABL Credit Agreement and related documents.

Borrowings under the Exit ABL Credit Agreement are subject to a borrowing base. The outstanding balance of the borrowings under the Exit ABL Facility may not exceed in the aggregate at any time (a) the sum of (i) 90.0% multiplied by the face amount of eligible credit card receivables; plus (ii) 85.0% multiplied by the value of eligible installment accounts receivables; plus (iii) 85.0% multiplied by the net orderly liquidation value of eligible inventory at such time; provided that in no event shall the aggregate amount of eligible in-transit inventory included in the borrowing base exceed 5.0% of the aggregate amount of eligible inventory included in the calculation of the borrowing base; plus (iv) 100% of qualified cash of the loan parties; provided that in no event shall qualified cash constitute more than 10.0% of the borrowing base (calculated including giving effect to this clause (iv)); minus (b) the amount of all reserves then applicable to the borrowing base in effect at such time.

Alternate Base Rate (as defined below) borrowings under the Exit ABL Facility bear interest at a rate per annum equal to the greatest of (a) the rate of interest in effect on such day as publicly announced from time to time by the Administrative Agent as its “prime rate;” (b) the rate per annum calculated by the Federal Reserve Bank of New York (“NYFRB”) based on such day’s federal funds transactions by depository institutions in effect on such day plus 1/2 of 1.0% per annum; and (c) the rate per annum equal to the forward-looking Secured Overnight Financing Rate as administered by NYFRB term rate administered by CME Group Benchmark Administration Limited and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (the “Term SOFR Screen Rate”) two business days, except any business day in which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the NYFRB is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable (“U.S. Government Securities Business Days”) prior to the commencement of such period commencing on the date such borrowing is disbursed or converted to or continued as a Term SOFR (as defined below) borrowing and ending on the date that is one, three or six months thereafter as selected by the borrower in its Notice of Borrowing (or, upon at least five business days’ written notice from the Company, if agreed to by each Lender, 12 months or any such other period may be agreed by each such Lender and the Administrative Agent) (in the case of each requested Interest Period, subject to availability) (an “Interest Period”) with a term equivalent to such Interest Period, provided that if the rate is not published prior to 11:00 a.m., New York City time, on such determination date, then the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto (the “Term SOFR”) plus 1.0% per annum; provided that, notwithstanding the foregoing, the Alternate Base Rate shall at no time be less than 3.00% per annum, plus 4.75% per annum (the “Alternate Base Rate”). Term SOFR borrowings under the Exit ABL Facility bear interest at the Term SOFR for the Interest Period in effect for such borrowing plus 5.75% per annum.

The maturity date of the Exit ABL Facility is the date that is three (3) years after the date on which the conditions specified in Section 4.01 of the Exit ABL Credit Agreement are satisfied (or waived in accordance with Section 9.02) and the loans made by any Lender pursuant to Section 2.01 of the Exit ABL Credit Agreement are (or deemed to be) funded, unless extended pursuant to certain events specified in the Exit ABL Credit Agreement. The proceeds of the Exit ABL Facility have been or will be used for working capital and general corporate purposes of the Company Parties and fees and expenses related to the Exit ABL Facility.

The Exit ABL Credit Agreement contains certain representation and warranties, events of default and various affirmative and negative covenants that are customary for asset-based credit facilities of this type, including financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments and investments (including acquisitions).

The foregoing descriptions of the Takeback Notes Indenture, the Term Loan Credit Agreement and the Exit ABL Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the Takeback Notes Indenture, the Term Loan Credit Agreement and the Exit ABL Credit Agreement attached to this Current Report as Exhibits 4.1, 10.1 and 10.2, respectively, each of which is incorporated herein by reference.

Stockholder Agreements

On the Plan Effective Date, in connection with the effectiveness of the Plan, the Company entered into separate stockholder agreements with certain of its stockholders who had received shares of common stock, par value $0.01 per share (the “New Common Stock”) pursuant to the Plan, each between the Company and a single stockholder party thereto (or affiliated group of stockholder parties thereto managed by a single fund), in substantially the same form (collectively, the “Stockholder Agreements”), pursuant to which the parties thereto agreed to, among other things, certain board designation rights, governance rights, information rights, preemptive rights and transfer restrictions. No stockholder is deemed to be acting as a member of a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with any other stockholder solely as a result of being a party to a Stockholder Agreement or exercising its individual rights thereunder.

The foregoing description of the Stockholder Agreements is not complete and is qualified in its entirety by reference to the form of Stockholder Agreement, a copy of which is attached to this Current Report as Exhibit 4.2 and incorporated herein by reference.

Registration Rights Agreement

On the Plan Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of its stockholders who had received New Common Stock pursuant to the Plan (the “Holders”). Under the Registration Rights Agreement, the Company is required to use commercially reasonable efforts to file and maintain one or more registration statements covering the resale of such Holders’ shares. Also, under the Registration Rights Agreement, the Holders have certain underwritten offering demand rights and piggyback rights with respect to certain underwritten offerings conducted by the Company for its own account or for the account of other stockholders of the Company. These registration and other rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an offering and the Company’s right to delay, suspend or withdraw a registration statement under certain circumstances.

The Registration Rights Agreement contains customary provisions relating to the registration and other procedures to be followed by the Company, indemnification and contribution obligations, the selection of underwriters, lock-ups (to the extent requested by an applicable underwriter) and payment by the Company of registration and other expenses incident to its obligations thereunder (including reasonable fees and expenses of counsel for the Holders but excluding any underwriting discounts or commissions attributable to sales of shares by the Holders).

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the copy of the Registration Rights Agreement attached to this Current Report as Exhibit 10.3, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Cancellation of Existing Equity Interests

In accordance with the Plan, on the Plan Effective Date, all outstanding shares of Old QVC Group’s capital stock, including Old QVC Group’s Series A common stock and Series B common stock (collectively, the “Old Common Stock”) and 8.0% Series A Cumulative Redeemable Preferred Stock (the “Old Preferred Stock”), and all outstanding equity awards and other equity interests of Old QVC Group, in each case outstanding immediately prior to the Plan Effective Date, were cancelled for no value and of no further force or effect.

Prepetition Indebtedness

Pursuant to the Plan, on the Plan Effective Date, the obligations of the Company Parties under the following agreements and all related collateral, lien and credit documentation were cancelled, subject to the limitations set forth in Article IV.H of the Plan:

•	The Fifth Amended and Restated Credit Agreement, dated as of October 27, 2021 (as amended, restated, supplemented or otherwise modified from time to time) by and among the Company and QVC Global Corporate Holdings, LLC, as borrowers, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A. in its capacity as administrative agent and collateral agent, including any successor thereto, and any other parties from time to time party thereto (the “RCF Credit Agreement” and the revolving credit facility thereunder, the “Credit Facility”);

•	The indenture governing the 5.950% senior secured notes (the “QVC 2043 Notes”) issued pursuant to the indenture, dated as of March 18, 2013, among the Company, certain of its subsidiaries party thereto and U.S. Bank Trust Company National Association, as trustee (the “QVC Notes Trustee”), as supplemented by that certain Supplemental Indenture, dated as of August 12, 2015, that certain Supplemental Indenture dated as of December 31, 2018 and that certain First Supplemental Indenture dated as of December 29, 2020, as amended, restated, supplemented or otherwise modified from time to time (the “2013 Notes Indenture”), the indenture governing the 5.450% senior secured notes (the “QVC 2034 Notes”) issued pursuant to the indenture dated as of August 21, 2014, among the Company, certain of its subsidiaries party thereto and the QVC Notes Trustee, as trustee, as supplemented by that certain Supplemental Indenture, dated as of December 31, 2018, and that certain First Supplemental Indenture dated as of December 29, 2020, as amended, restated, supplemented or otherwise modified from time to time (the “2014 Notes Indenture”), the indenture governing the 4.750% senior secured notes (the “QVC 2027 Notes”), the 4.375% senior secured notes (the “QVC 2028 Notes”), the 6.375% senior secured notes (the “QVC 2067 Notes”) and the 6.250% senior secured notes (the “QVC 2068 Notes”) dated as of September 13, 2018, among the Company, certain of its subsidiaries party thereto and the QVC Notes Trustee, as supplemented by that certain First Supplemental Indenture governing the QVC 2067 Notes, that certain Second Supplemental Indenture governing the QVC 2068 Notes, that certain Third Supplemental Indenture governing the QVC 2027 Notes and that certain Fourth Supplemental Indenture governing the QVC 2028 Notes, and as amended, restated, supplemented or otherwise modified from time to time (the “2018 Notes Indenture”), and the indenture governing the 6.875% senior secured notes (the “QVC 2029 Notes”) issued pursuant to the indenture dated as of September 25, 2024, among the Company, certain of its subsidiaries party thereto and the QVC Notes Trustee, as trustee, as amended, restated, supplemented or otherwise modified from time to time (the “2024 Notes Indenture”) (the QVC 2027 Notes, the QVC 2028 Notes, the QVC 2029 Notes, the QVC 2034 Notes, the QVC 2043 Notes, the QVC 2067 Notes and the QVC 2068 Notes, collectively, “the QVC Notes”, and the 2013 Notes Indenture, 2014 Notes Indenture, 2018 Notes Indenture and 2024 Notes Indenture, collectively, the “QVC Notes Indentures”);

•	That certain indenture (including each of the debentures issued thereunder) dated as of July 7, 1999, originally issued by Liberty Media Corporation (now doing business as LINTA) and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to The Bank of New York Mellon, formerly known as The Bank of New York), as trustee (as supplemented by that certain First Supplemental Indenture governing the 8.500% LINTA Notes, that certain Second Supplemental Indenture governing the 4.000% LINTA Exchangeables, that certain Third Supplemental Indenture governing the 8.250% LINTA Notes and that certain Fourth Supplemental Indenture governing the 3.750% LINTA Exchangeables, and as further amended, restated, supplemented or otherwise modified from time to time, including through the issuance of debentures);

•	That certain promissory note dated as of December 29, 2020, by and among LINTA, as issuer, and QVC Global Corporate Holdings, LLC, as payee; and

•	That certain Debtor-in-Possession Letter of Credit Facility Agreement, dated as of the closing date thereunder, by and among QVC, Inc., as borrower, certain of its subsidiaries that are debtors, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, the issuing banks party thereto and the other parties from time to time party thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report under the heading “New Debt Instruments” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Plan, on the Plan Effective Date, the Company issued (a) approximately 21,430,005 shares of New Common Stock to the holders of any allowed claims arising under, derived from, based on or relating to the QVC Notes or QVC Notes Indentures (the “QVC Notes Claimholders”) and (b) approximately 28,569,892 shares of New Common Stock to the holders of allowed claims arising under, in connection with or on account of the Credit Facility pursuant to the RCF Credit Agreement and any other documents entered into in connection therewith, including with respect to any loans outstanding, letters of credit issued thereunder and any indemnities provided thereunder (the “RCF Claimholders”). The issuance of such shares of New Common Stock was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to section 1145 of the Bankruptcy Code and, to the extent such exemption was unavailable, in reliance on the exemption provided by section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Current Report is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth under the Introductory Note and Item 3.02 of this Current Report is incorporated herein by reference.

Pursuant to the Plan, on the Plan Effective Date, all of Old QVC Group’s equity interests, including the Old Common Stock and Old Preferred Stock, outstanding prior to the Plan Effective Date, were cancelled and are now of no force and effect, and the Company issued shares of New Common Stock to the RCF Claimholders and the QVC Notes Claimholders. As of the Plan Effective Date, the RCF Claimholders and the QVC Notes Claimholders hold 100% of the outstanding shares of New Common Stock, subject to dilution by the equity reserved for issuance under the Company’s post-Effective Date equity incentive plans providing for the issuance from time to time of equity and equity-based awards.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Pursuant to the Plan, as of the Plan Effective Date, the terms of the following members of the Company’s board of directors (the “Board”) expired, and each such member was deemed to have resigned from the Board: Gregory Maffei, Richard Barton, David Rawlinson II, Carol Flaton, Fiona Dias, Roger Meltzer, M. Ian Gilchrist and Evan Malone, Ph.D.

Also pursuant to the Plan, as of the Plan Effective Date, the following persons were appointed to the Board: Michael George, David Charles Boone, Nicolas Le Bourgeois, Jason Lee Horowitz, Ann Mather, James Alan Marcum, Richard Andrew Mayfield and Jonathan Seth Zinman.

Pursuant to the terms of the Stockholder Agreements described under Item 1.01 above, certain of the Company’s stockholders have the right to designate individuals for nomination to the Board. In connection with such rights, GoldenTree Asset Management LP designated Jonathan Seth Zinman, Oaktree Capital Management, L.P. designated James Alan Marcum, stockholder funds affiliated with Strategic Value Partners, LLC designated David Charles Boone and Jason Lee Horowitz, and stockholder funds affiliated with Silver Point Capital, L.P. designated Richard Andrew Mayfield, in each case, for appointment to the Board. There is no arrangement or understanding between Michael George, Nicolas Le Bourgeois or Ann Mather and any other person pursuant to which any of them was selected as a director.

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The current expected members of these committees are as follows:

Audit Committee: Ann Mather (Chair), Richard Andrew Mayfield and Jonathan Seth Zinman.

Compensation Committee: Jonathan Seth Zinman (Chair), Jason Lee Horowitz and James Alan Marcum.

Nominating and Corporate Governance Committee: David Charles Boone (Chair), James Alan Marcum and Richard Andrew Mayfield.

In connection with their appointment to the Board, each of Michael George, David Charles Boone, Nicolas Le Bourgeois, Jason Lee Horowitz, Ann Mather, James Alan Marcum, Richard Andrew Mayfield and Jonathan Seth Zinman (collectively, the “New Directors”) has entered into, or is expected to enter into, an indemnification agreement with the Company, which provides directors of the Company with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under the Delaware General Corporation Law. In connection with their service on the Board, each of the New Directors will receive an annual cash retainer of $150,000 for each year of service on the Board, which will be payable quarterly in arrears. In addition, each New Director will also receive an initial equity award in the form of time-based restricted stock units with a grant date value of $450,000. The restricted stock units will vest in three equal annual installments, subject to continued service on the Board through the applicable vesting date. The number of shares underlying the grant will be determined based on the Company’s implied equity value per share as of the Plan Effective Date. In addition, the chairperson of the Audit Committee will receive an additional $100,000 annual cash retainer and the chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional $50,000 annual cash retainer.

To the Company’s knowledge as of the date hereof, there are no current or proposed transactions in which any of the New Directors has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K.

Interim Chief Executive Officer

Effective as of the Plan Effective Date, the Company released David Rawlinson II from his role as President and Chief Executive Officer of the Company. Effective as of the Plan Effective Date, the Company appointed Michael George as Interim Chief Executive Officer of the Company. In this capacity, he will serve as the Company’s Chief Executive Officer until a permanent Chief Executive Officer is appointed by the Board.

Mr. George, age 64, served as the President of Old QVC Group from November 2005 through March 2018 and as its Chief Executive Officer from April 2006 through March 2018. In 2018, he was named Chief Executive Officer of Liberty Interactive, which was subsequently renamed Qurate Retail, Inc., a position he held through September 2021. Mr. George previously held various positions with Dell, Inc. from March 2001 to November 2005, most notably as the Chief Marketing Officer and Vice President and General Manager of Dell’s U.S. consumer business. Prior to that, he was a senior partner at McKinsey & Company and led the firm’s North American Retail Industry Group. Mr. George previously served on the board of directors of Brinker International and Qurate Retail, Inc. and chaired the board of directors of the National Retail Federation. He currently serves on the board of directors of AutoZone and Ralph Lauren, both public companies, and serves on the boards of several not-for-profit organizations.

There are no arrangements or understandings between Mr. George and any other person pursuant to which he is being appointed as Interim Chief Executive Officer of the Company. There are no family relationships between Mr. George and any director or executive officer of the Company. Mr. George does not have a direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, effective as of the Plan Effective Date, Mr. George entered into a letter agreement with the Company (the “George Agreement”). Under the George Agreement, Mr. George will serve as Interim Chief Executive Officer until a permanent Chief Executive Officer is appointed. During his term as Interim Chief Executive Officer, Mr. George will be eligible to receive (i) an annual base salary of $1,500,000, and (ii) an annual target cash bonus opportunity equal to 100% of his annual base salary. Following the appointment of a permanent Chief Executive Officer, Mr. George will transition to the role of Executive Chairman of the Company and will thereafter be eligible to receive (i) an annual base salary of $750,000 and (ii) a target annual cash bonus opportunity equal to 67% of his annual base salary. During his employment, the Company will reimburse Mr. George for reasonable expenses relating to commuting to and maintaining a residence in Philadelphia, Pennsylvania (as well as tax equalization payments on such reimbursement), up to a maximum aggregate amount of $450,000 per calendar year.

As soon as practicable following the Plan Effective Date, Mr. George will be granted an initial equity award with an aggregate target grant date value of $5,000,000 (the “Initial Equity Award”), as follows: (i) $1,500,000 of the Initial Equity Award will be granted in the form of service-vesting restricted stock units (“RSUs”) of the Company (the “Service RSUs”), which will vest in equal annual installments over the first three anniversaries of the Plan Effective Date, subject generally to Mr. George’s continued service with the Company; (ii) $1,500,000 of the Initial Equity Award will be granted in the form of performance-vesting RSUs (the “Performance RSUs”) which will be earned between 0% - 100% based on the Company’s achievement of stock price performance goals ranging from 1.25x – 1.75x of the implied stock price of the Company as of the Plan Effective Date (which must be achieved prior to the third anniversary of the Plan Effective Date) and will vest (as to service) in equal annual installments on each of the first three anniversaries of the Plan Effective Date, subject generally to Mr. George’s continued service with the Company; and (iii) $2,000,000 of the Initial Equity Award will be granted in the form of special performance-vesting RSUs (the “Special Performance RSUs”) which will be earned based on the Company’s achievement of a stock price performance goal of 2.5x the implied stock price of the Company as of the Plan Effective Date (which must be achieved prior to the third anniversary of the Plan Effective Date) and will vest (as to service) in equal annual installments on each of the first three anniversaries of the Plan Effective Date, subject generally to Mr. George’s continued service with the Company. In the event a new Chief Executive Officer is appointed within six months following the Plan Effective Date, 1/3rd of the Service RSUs will be forfeited, while the Performance RSUs and Special Performance RSUs will remain outstanding.

Upon a termination of employment without “cause,” resignation for “good reason” or due to Mr. George’s death or disability, subject to Mr. George’s execution and non-revocation of a release of claims and continued compliance with any restrictive covenants, (i) any outstanding Service RSUs will vest in full, (ii) any outstanding Performance RSUs and Special Performance RSUs will remain outstanding and eligible to vest based on actual performance and (iii) Mr. George will remain eligible to receive a prorated annual bonus for the year in which the termination of employment occurs.

In connection with his departure, Mr. Rawlinson entered into a Confidential Separation and General Release Agreement in substantially the form filed with his previously disclosed employment agreement and, pursuant to which, in consideration for Mr. Rawlinson's execution and nonrevocation of a release of claims and his continued compliance with his existing restrictive covenants, Mr. Rawlinson is entitled to receive severance payments and benefits in accordance with the existing terms of his previously disclosed employment and other certain agreements with the Company, as well as reimbursement of certain expenses and continuation of certain benefits.

The foregoing is a summary description of the terms of the George Agreement which, by its nature, is incomplete. It is qualified in its entirety by the full text of the George Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Plan Effective Date, pursuant to the Plan, the Company, then known as QVC, Inc., adopted (a) the Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”), which amended and restated the Company’s Certificate of Incorporation and changed the Company’s name to QVC Group, Inc., and (b) the Second Amended and Restated Bylaws (the “New Bylaws”), which amended and restated the Company’s Amended and Restated Bylaws. The New Certificate of Incorporation and the New Bylaws became effective upon adoption on the Plan Effective Date.

Among other things, the New Certificate of Incorporation authorizes 700,000,000 shares of capital stock, consisting of 650,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock; provides that each share of Common Stock is entitled to one vote and that holders of Common Stock have no preemptive or subscription rights except as may be provided in any agreement with the Company; and authorizes the Board to issue one or more classes or series of Preferred Stock and to fix the rights, preferences and limitations thereof.

The New Certificate of Incorporation further provides that the size of the Board shall not exceed nine directors, with the Board as of the Plan Effective Date consisting of eight directors and one vacancy to be filled thereafter, eliminates cumulative voting, provides for directors to serve annual terms, provides that directors will be elected by a plurality of the votes cast and establishes provisions governing vacancies and removal, in each case subject to the terms of the Stockholder Agreements.

The New Certificate of Incorporation and the New Bylaws also provide that, until the third anniversary of the Plan Effective Date, unaffiliated stockholders holding at least 25% of the then-outstanding shares of Common Stock may call special meetings and stockholders may act by written consent; after the applicable sunset date, stockholder action must be taken at a duly called meeting and special meetings may be called only by the Board. The New Bylaws also include advance notice procedures for stockholder nominations and business proposals, and the New Certificate of Incorporation and the New Bylaws include supermajority amendment provisions and exclusive forum provisions.

The New Certificate of Incorporation and the New Bylaws were filed as Exhibit 3.1 and Exhibit 3.2, respectively, to the Company’s Registration Statement on Form 8-A filed with the SEC on August 6, 2026, and are incorporated by reference as Exhibits 3.1 and 3.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Order Confirming the Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed on July 24, 2026).
2.2	Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, as confirmed by the Confirmation Order (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on July 24, 2026).
3.1	Amended and Restated Certificate of Incorporation of QVC, Inc. (renamed QVC Group, Inc. therein) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed on August 6, 2026).
3.2	Second Amended and Restated Bylaws of QVC Group, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on August 6, 2026).
4.1	Indenture, dated as of August 6, 2026, among QVC Group, Inc., the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and notes collateral agent, governing QVC Group, Inc.’s 10.000% First Lien Senior Secured Notes due 2032.*
4.2	Form of Stockholder Agreement, by and between QVC Group, Inc. and each stockholder party thereto.*
10.1	Term Loan Credit Agreement, dated as of August 6, 2026, among QVC Group, Inc., the lenders party thereto, Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, and Acquiom Agency Services LLC, as collateral agent, governing the Takeback Loans.*
10.2	Exit ABL Credit Agreement, dated as of August 6, 2026, among QVC Group, Inc., the lenders party thereto and GLAS USA LLC, as administrative agent.*
10.3	Registration Rights Agreement, dated as of August 6, 2026, by and among QVC Group, Inc. and the stockholders party thereto.*
99.1	Press Release announcing emergence from chapter 11, dated August 6, 2026.*
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

* Filed herewith.

Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2026	QVC GROUP, INC.

	By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary

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